UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    April 20, 2009

Wells Real Estate Fund II-OW

(Exact Name of Registrant as Specified in Charter)

Georgia	0-17876	58-1754703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia		30092-3365
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Disposition of Assets

Disposition of Louis Rose Building

On April 20, 2009, Fund II and Fund II-OW sold a two-story office building containing approximately 71,000 rentable square feet and located in Charlotte, North Carolina (“Louis Rose Building”) to an unaffiliated third party, for a gross sales price of $2,122,000, less closing costs. Fund II and Fund II-OW is a joint venture partnership between Wells Real Estate Fund II and Wells Real Estate Fund II-OW (the “Registrant”).

The Registrant holds an equity interest of approximately 5.3% in Fund II and Fund II-OW, and Fund II and Fund II-OW owned 100% of Louis Rose Building. As a result of the sale, Fund II and Fund II-OW received net sale proceeds of approximately $1,975,000, of which approximately $105,000 is allocable to the Registrant. The aforementioned net sale proceeds will be held in reserve by Fund II and Fund II-OW. During the year ended December 31, 2008, Fund II and Fund II-OW recognized an impairment loss to reduce the carrying value of Louis Rose Building to its estimated fair value, less estimated costs to sell, of approximately $2,136,000, of which approximately $113,000 is allocable to the Registrant. Due to changes in estimated costs to sell, upon closing the transaction, Fund II and Fund II-OW recognized a gain on sale of approximately $3,400, of which approximately $200 is allocable to the Registrant. The gain on sale may be adjusted as additional information becomes available in subsequent periods.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information. The following pro forma financial statements of the Registrant are submitted at the end of this Current Report on Form 8-K and are filed herewith and incorporated herein by reference:

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-1

Pro Forma Balance Sheet as of December 31, 2008	F-2

Pro Forma Statement of Operations for the year ended December 31, 2008	F-3

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND II-OW (Registrant)

By:	WELLS CAPITAL, INC. General Partner

	By:	/s/ Douglas P. Williams
Douglas P. Williams
Senior Vice President

Date: April 24, 2009

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WELLS REAL ESTATE FUND II-OW

(A Georgia Public Limited Partnership)

SUMMARY OF UNAUDITED

PRO FORMA FINANCIAL STATEMENTS

This unaudited pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Fund II-OW (the “Registrant”) included in its annual report filed on Form 10-K for the year ended December 31, 2008.

The following unaudited pro forma balance sheet as of December 31, 2008 has been prepared to give effect to the April 20, 2009 sale of Louis Rose Building by Fund II and Fund II-OW, a joint venture partnership between the Registrant and Wells Real Estate Fund II, as if the disposition had occurred on December 31, 2008. The Registrant holds an equity interest of approximately 5.3% in Fund II and Fund II-OW, which owned 100% of Louis Rose Building.

The following unaudited pro forma statement of operations for the year ended December 31, 2008 has been prepared to give effect to the sale of the Louis Rose Building as if the disposition occurred on January 1, 2008.

These unaudited pro forma financial statements are prepared for informational purposes only. This unaudited pro forma statement of operations is not necessarily indicative of future results or of actual results that would have been achieved if the disposition of the Louis Rose Building had been consummated as of January 1, 2008. Specifically, the accompanying pro forma statement of operations does not include the Registrant’s portion of the non-recurring gain that would have been recognized if the sale of the Louis Rose Building had occurred on January 1, 2008.

F-1

WELLS REAL ESTATE FUND II-OW

(A Georgia Public Limited Partnership)

PRO FORMA BALANCE SHEET

December 31, 2008

(Unaudited)

	Historical(a)	Pro Forma Adjustment		Pro Forma Total
ASSETS:
Investment in Fund II and Fund II-OW	$442,566	$182	(b)(c)	$442,748
Due from Fund II and Fund II-OW	11,480	0		11,480
Cash and cash equivalents	194	0	(c)	194

Total assets	$454,240	$182		$454,422

LIABILITIES AND PARTNERS’ CAPITAL:
Partners’ capital:
Limited partners:
Class A – 6,062 units outstanding	$454,240	$0		$454,240
Class B – 1,626 units outstanding	0	182	(b)	182
General partners	0	0		0

Total partners’ capital	454,240	182		454,422

Total liabilities and partners’ capital	$454,240	$182		$454,422

(a)	Historical financial information has been obtained from the Registrant’s annual report filed on Form 10-K as of December 31, 2008.

(b)

Reflects the Registrant’s proportionate share of the pro forma gain allocated from the sale of the Louis Rose Building. The allocation of gain between classes of limited partners is made in accordance with the terms of the Registrant’s partnership agreement.

(c)	The Registrant’s proportionate share of the assumed distribution of net proceeds from the sale of the Louis Rose Building will be held in reserve by Fund II and Fund II-OW.

F-2

WELLS REAL ESTATE FUND II-OW

(A Georgia Public Limited Partnership)

PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(Unaudited)

	Historical(a)	Pro Forma Adjustment		Pro Forma Total
EQUITY IN LOSS OF FUND II AND FUND II-OW	$(159,353)	$133,548	(b)	$(25,805)

NET LOSS	$(159,353)	$133,548		$(25,805)

NET INCOME (LOSS) ALLOCATED TO LIMITED PARTNERS:
CLASS A	$(159,353)	$133,548		$(25,805)

CLASS B	$0	$0		$0

NET INCOME (LOSS) PER LIMITED PARTNER UNIT:
CLASS A	$(26.29)	$22.03		$(4.26)

CLASS B	$0.00	$0.00		$0.00

(a)	Historical financial information has been obtained from the Registrant’s annual report on Form 10-K for the year ended December 31, 2008.

(b)

Reflects an adjustment to equity in loss of Fund II and Fund II-OW earned by the Registrant related to the equity in loss contributed by the Louis Rose Building for the year ended December 31, 2008. The pro forma adjustment results from operating expenses, management fees, depreciation, impairment loss, and administrative costs. This pro forma adjustment does not include the Registrant’s portion of the non-recurring gain that would have been recognized on the sale of the Louis Rose Building if the transaction had occurred on January 1, 2008.

F-3